(STAMP)
                                                         FILED #C10929-01
                                                         Mar 01 2002
                                                         In the office of
                                                         /s/ Dean Heller
                                                         Dean Heller
                                                         Secretary of State


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             FINGER TIP DRIVE, INC.

         The undersigned, as the President and Secretary of Finger Tip Drive, Inc., a Nevada corporation, hereby certifies that by vote of the Board of Directors dated February 28, 2002, and majority vote of the stockholders at a shareholders meeting on February 28, 2002, it was agreed that these Amended and Restated Articles of Incorporation be filed with the Secretary of State for the State of Nevada.

         The undersigned further certify that the original Articles of Incorporation of Finger Tip Drive, Inc. were filed with the Secretary of State for the State of Nevada on the 26th day of April, 2001.

         The exact text of the Amended and Restated Articles of Incorporation of Finger Tip Drive, Inc., which amends Article Sixth, Article Seventh, Article Eighth, Article Ninth, Article Tenth, Article Eleventh, Article Twelfth, Article Thirteenth, Article Fourteenth, and Article Fifteenth is as follows:

         FIRST.  The name of this corporation is Finger Tip Drive, Inc.
                                                 ----------------------

         SECOND. The address of this corporation's registered office in the State of Nevada is 502 East John Street, Carson City, Nevada 89706. The name of its resident agent at such address is CSC Services of Nevada, Inc.

         THIRD. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the General Corporation Law of the State of Nevada.

         FOURTH. The total number of shares of capital stock which this corporation shall have authority to issue is fifty five million (55,000,000) with a par value of $.001 per share amounting to $55,000.00. Fifty million (50,000,000) of those shares are Common Stock and five million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of Article Fifth of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.





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         FIFTH. The Board of Directors of this corporation shall be, and hereby is, authorized and empowered, subject to limitations prescribed by law and the provisions of the Article Fourth of these Articles of Incorporation, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (1) The number of shares constituting such series and the distinctive designation of such series;

         (2) The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

         (3) Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (4) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate, in such events as the Board of Directors shall determine;

         (5) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which those shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary in different circumstances and at different redemption dates;

         (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

         (7) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights of priority, if any, of payment of shares of such series; and

         (8) Any other relative rights, preferences and limitations of such series.

         Dividends on issued and outstanding shares of Preferred Stock shall be paid or declared and set apart for payment prior to any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.



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         If, upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the assets of this corporation available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full and complete preferential amount to which such holders are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts, including unpaid cumulative dividends, if any, payable with respect thereto.

         SIXTH.  This corporation shall have a perpetual existence.

         SEVENTH. No director or officer of this corporation shall have any personal liability to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Seventh shall not eliminate or limit the liability of a director or officer for
(i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada General Corporation Law. Any repeal or modification of this article by the stockholders of this corporation shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification.

         EIGHTH. This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision specified in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at any such time then in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this article.

         NINTH. Capital stock issued by this corporation after the amount of the subscription price or par value therefor has been paid in full shall not be subject to pay debts of this corporation, and no capital stock issued by this corporation and for which payment has been made shall ever be assessable or assessed.

         TENTH. (a) The affairs of this corporation shall be governed by a Board of Directors of not more than fifteen (15) persons nor less than one (1) person, as determined from time to time by vote of a majority of the Board of Directors of this corporation; provided, however, that the number of directors shall not be reduced so as to reduce the term of any director at the time in office. The name and address of the current members of the Board of Directors are:




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                       1.        Frank Drechsler
                                 17620 Oak Street
                                 Fountain Valley, CA 92708

                       2.        Marc Seely
                                 17620 Oak Street
                                 Fountain Valley, CA 92708

         (b) Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election and until their successors shall be elected and qualified.

         ELEVENTH. No contract or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of this corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with the same force and effect as if he or she were not such director or officer of such other corporation or not so interested.

         The undersigned hereby certifies that he has executed these Amended and Restated Articles of Incorporation on this 1st day of March, 2002.



                                        By:      /s/ Frank Drechsler
                                                 ------------------------
                                                 Frank Drechsler
                                        Its:     President


                                        By:      /s/ Frank Drechsler
                                                 ------------------------
                                                 Frank Drechsler
                                        Its:     Secretary